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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-1 (File No. 333-3096) of our reports dated March 19, 1996, on our audits of the combined financial statements of Harborside Healthcare Corporation and Combined Affiliates and the financial statements of Bowie Center Limited Partnership. We also consent to the reference to our firm under the captions "Selected Combined Financial and Operating Data" and "Experts."



                                                    /s/ Coopers & Lybrand L.L.P.

                                                        COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
May 31, 1996